UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/10/2004

American Campus Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32265

MD	760753089
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of Principal Executive Offices, Including Zip Code)

512-732-1000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On November 10, 2004, American Campus Communities, Inc. issued a press release announcing its September 30, 2004 third quarter earnings. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The press release is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1993 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.    Regulation FD Disclosure

On November 10, 2004, American Campus Communities, Inc. issued a press release announcing the declaration of the third quarter 2004 dividend and setting the record and payment dates for such dividend. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The press release is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibits

99.1 Press Release dated November 10, 2004

99.2 Press Release dated November 10, 2004

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date: November 16, 2004.	By:	/s/ Mark J. Hager
Mark J. Hager
Executive Vice President, Chief Financial and Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 10, 2004
EX-99.2	Press Release dated November 10, 2004